Exhibit 99.1

November 9, 2016

FSP 303 East Wacker Drive Corp.

The Board of Directors of FSP 303 East Wacker Drive Corp. (the "Company") has declared a dividend in the amount of $316 per preferred share of stock, representing property operations for the quarter ended September 30, 2016. The dividend will be payable on November 10, 2016, and will be paid directly by the Company. NOTE: if your investment is in a retirement account, the dividend will be sent to your custodian or plan administrator.

The Company owns a 28-story, multi-tenant office tower located in downtown Chicago, Illinois containing approximately 860,000 square feet of office and retail space and a 294-stall underground parking garage (the “Property”). The Property was approximately 67% leased at the end of the third quarter of 2016. Management is pleased to announce that, subsequent to the end of the third quarter, Tribune Media committed to 303 East Wacker Drive for their new headquarters and executed a 60,952 square feet lease. As of the date of this letter, the Property was approximately 74% leased. In addition, there has been an increased volume of prospective tenant touring activity and healthy momentum at the Property during the past few months.

The downtown office market (“central business district”) has experienced a strong year to date in 2016 and has witnessed meaningful net absorption for the past few years, which has reduced the overall Chicago vacancy rate. According to CBRE, the office vacancy in downtown Chicago was approximately 11.3% as of September 30, 2016, decreasing from a recent high of approximately 14.4% as of December 31, 2013. Despite that overall trend in the central business district, office buildings in the East Loop, the Property’s specific submarket within the central business district, have not benefitted from the same level of demand. According to CBRE, the vacancy rate for Class “A” and Class “B” buildings in the East Loop was approximately 13.0% as of September 30, 2016, compared to approximately 17.0% as of December 31, 2013.

Management continues to be very focused on leasing the Property’s remaining existing vacancy. Although plenty of work remains to completely stabilize the Property, we believe that the Company has sufficient capital to fund the estimated tenant improvement costs and leasing commissions that will be required. We expect a similar level of dividend distributions in future periods until occupancy levels at the Property more fully recover, and we have a better idea of the Property’s actual future capital and leasing needs. We cannot guarantee the future payment of dividends or the amount of any such dividends.

401 Edgewater Place - Wakefield, MA 01880-6207 - 800-950-6288

FSPInvestments@fspreit.com

On July 25, 2016, the Company’s Board of Directors made the decision to try to sell the Property. After soliciting interest and input from commercial real estate brokers familiar with the Property and the local market, the Company retained Holliday Fenoglio Fowler, L.P. to facilitate a potential sale of the Property. We continue to believe that the opportunity to lease the remaining vacant space at the Property, together with an active Chicago office building investment climate, are combining to create a potentially advantageous sales opportunity for the holders of the Company’s preferred stock. The marketing of the Property is currently underway. Management will provide an update on the potential sale of the Property when the marketing process is complete.

Of course, any sale of the Property would be subject to a number of conditions, including a successful marketing of the Property, approval by the Company’s Board of Directors, review of a Proxy Statement by the U.S. Securities and Exchange Commission and approval by a majority of the holders of the Company’s preferred stock. At this time, we are not able to predict when or if that will occur.

It is important to remember that Franklin Street Properties Corp., the Company’s sole common shareholder and the Property’s asset manager, has a large equity investment in the Company totaling $82,813,000, owning the same preferred shares as all other investors.

Please feel free to contact our Investor Services group (800-950-6288) and speak directly with Georgia Touma, Assistant Vice President and Director of Investor Services; Lara Ryan, Investor Services Manager or Michelle Sullivan, Investor Services Specialist, with any questions you may have.

George J. Carter

Chief Executive Officer – FSP 303 East Wacker Drive Corp.

The Company’s quarterly filing on Form 10-Q will be submitted to the SEC within approximately 45 days after the end of the quarter, and you will be able to access the document via the SEC’s website. To view Company filings with the SEC, access the following link:

http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001431766

If the link does not work properly, go to www.sec.gov, Filings & Forms, Search for Company Filings; Company or fund name, ticker symbol, CIK (Central Index Key), file number, state, country, or SIC (Standard Industrial Classification); Company Name: type FSP 303 East Wacker (no need to type complete name, but be sure to include FSP); click on Find Companies at bottom of page and you should be brought to the correct location to view filings.

FSP 303 East Wacker Drive Corp. - Dividend Summary

QUARTER	DIVIDEND	DIVIDENDS	ANNUALIZED	DIVIDENDS
ENDING	PER SHARE	PAID	YIELD*	PER SHARE
				TOTAL PAID TO DATE
(1/5-3/31)
3/31/2007	$1,340	$2,961,400	5.6%
6/30/2007	$1,400	$3,094,000	5.6%
9/30/2007	$1,400	$3,094,000	5.6%
12/31/2007	$1,400	$3,094,000	5.6%
2007				$5,540
3/31/2008	$1,400	$3,094,000	5.6%
6/30/2008	$1,400	$3,094,000	5.6%
9/30/2008	$1,400	$3,094,000	5.6%
12/31/2008	$1,400	$3,094,000	5.6%
2008				$11,140
3/31/2009	$1,400	$3,094,000	5.6%
6/30/2009	$1,013	$2,238,730	4.1%
9/30/2009	$1,013	$2,238,730	4.1%
12/31/2009	$1,011	$2,234,310	4.0%
2009				$15,577
3/31/2010	$997	$2,203,370	4.0%
6/30/2010	$914	$2,019,940	3.7%
9/30/2010	$914	$2,019,940	3.7%
12/31/2010	$1,040	$2,298,400	4.2%
2010				$19,442
3/31/2011	$679	$1,500,590	2.7%
6/30/2011	$859	$1,898,390	3.4%
9/30/2011	$859	$1,898,390	3.4%
12/31/2011	$859	$1,898,390	3.4%
2011				$22,698
3/31/2012	$859	$1,898,390	3.4%
6/30/2012	$859	$1,898,390	3.4%
9/30/2012	$0	$0	0.0%
12/31/2012	$0	$0	0.0%
2012				$24,416
3/31/2013	$0	$0	0.0%
6/30/2013	$0	$0	0.0%
9/30/2013	$0	$0	0.0%
12/31/2013	$0	$0	0.0%
2013				$24,416
3/31/2014	$0	$0	0.0%
6/30/2014	$0	$0	0.0%
9/30/2014	$0	$0	0.0%
12/31/2014	$0	$0	0.0%
2014				$24,416
3/31/2015	$0	$0	0.0%
6/30/2015	$0	$0	0.0%
9/30/2015	$0	$0	0.0%
12/31/2015	$0	$0	0.0%
2015				$24,416
3/31/2016	$316	$698,360	1.3%
6/30/2016	$316	$698,360	1.3%
9/30/2016	$316	$698,360	1.3%
2016				$25,364

*Yield based on original offering amount of $221,000,000 and $100,000/share

Forward-Looking Statements

Statements made in this letter that state the Company’s or management's intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This letter may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Readers are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, disruptions in the debt markets, economic conditions, risks of a lessening demand for the real estate owned by us, changes in government regulations and regulatory uncertainty, uncertainty about government fiscal policy, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We will not update any of the forward-looking statements after the date of this letter to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.